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                                                                  EXHIBIT 12.3

Reckson Operating Partnership, L.P.
Ratios of Earnings to Combined Fixed Charges

         The following table sets forth the calculation of the Operating Partnership's consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):

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                       For the Period from                       For the Period from     For the Period from
                         January 1, 1998                            June 3, 1995           January 1, 1995
                               To                                         To                      to
Description            September 30, 1998     1997        1996     December 31, 1995        June 2, 1995       1994        1993
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
Interest                      $39,677       $23,936     $13,331         $5,331                 $7,622        $17,426      $27,454
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Rent Expense                      959           952         830            434                    176            375          771
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Amortization of Debt
Issuance Costs                  1,131           797         525            400                    195            564          489
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                               41,767        25,685      14,686          6,165                  7,993         18,365       28,714
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Income from Continuing
Operations before Minority
Interest and Fixed Charges    $89,166       $71,394     $39,781        $16,728                 $8,187        $17,872      $18,609
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Ratio of Earnings to Fixed
Charges                          2.13          2.78        2.71           2.71                   1.02           0.97         0.65
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